EXHIBIT 99.1

NEWS RELEASE	Contact:	THOMAS h. pOHLMAN
FOR IMMEDIATE RELEASE		CEO AND PRESIDENT
(515) 232-6251
JULY 14, 2017

AMES NATIONAL CORPORATION

ANNOUNCES 2017 SECOND QUARTER EARNINGS RESULTS

Second Quarter 2017 results:

For the quarter ended June 30, 2017, net income for Ames National Corporation (the Company) totaled $3,472,000 or $0.37 per share, compared to $4,099,000 or $0.44 per share earned in 2016. The decline in earnings is primarily the result of an increased provision for loan losses and higher deposit interest expense, offset in part by an increase in loan interest income. The higher volume in the loan portfolio had a positive effect, resulting in increased loan interest income. Average net loans for the three months were $61 million higher for the quarter ended June 30, 2017 compared to a year earlier. The increase in loan volume occurred primarily in Ames and Des Moines metro markets.

While loan interest income was $469,000 higher than second quarter 2016, interest expense also moved up $391,000 resulting in only a slight increase in net interest income. Second quarter net interest income totaled $10,066,000, an increase of $74,000, or 0.7%, compared to the same quarter a year ago. All deposit categories had higher average balances except time deposits. Deposit interest rates increased in conjunction with general market interest rates, as the Federal Reserve Bank increased short term interest rate targets by 0.50% since December, 2016. The Company’s net interest margin was 3.25% for the quarter ended June 30, 2017 as compared to 3.36% for the quarter ended June 30, 2016 primarily as the result of lower loan yields and higher deposit interest rates.

A provision for loan losses of $767,000 was recognized in the second quarter of 2017 as compared to $14,000 in the second quarter of 2016. An increase in specific reserves for one commercial credit was the primary factor for the higher provision for loan losses for the quarter ended June 30, 2017. Net loan charge offs totaled $479,000 for the quarter ended June 30, 2017 compared to net loan recoveries of $19,000 for the quarter ended June 30, 2016. The increase in the specific reserve and the majority of the net charge-off amounts related to commercial operating loans with construction contractors. While the current provision for loan losses are not related to agricultural loans, Company management is seeing weakness in the Iowa agricultural economy as a result of the current low grain prices; however, crop growing conditions for the Company’s market areas have been generally favorable as of the end of the current quarter.

Noninterest income for the second quarter of 2017 totaled $2,025,000 as compared to $1,926,000, an increase of 5.2%, for the same period in 2016. The increase in noninterest income is primarily due to the collection of $73,000 on a court judgement previously deemed uncollectable by First Bank prior to the Company’s acquisition in 2014.

Noninterest expense for the second quarter of 2017 totaled $6,399,000 compared to $6,121,000 recorded in 2016, an increase of 4.6%, which was primarily due to normal salary and benefit increases and higher other operating expenses. The efficiency ratio was 52.93% for the second quarter of 2017 as compared to 51.36% in 2016.

Six months 2017 results:

For the six months ended June 30, 2017, net income the Company totaled $7,082,000 or $0.76 per share, compared to $7,906,000 or $0.85 per share earned in 2016. The decline in earnings is primarily the result of an increased provision for loan losses and higher deposit interest expense, offset in part by an increase in loan interest income. Average net loans for the six months were $56 million higher for the six months ended June 30, 2017 compared to a year earlier. The higher loan volume was the primary factor leading to the improved loan interest income.

For the six months ended June 30, 2017, net interest income totaled $19,949,000, an increase of $121,000, or 0.6%, compared to the same period a year ago. Offsetting the higher loan interest income was an increase in deposit interest expense. All deposit categories had higher balances except time deposits. Deposit interest rates increased in conjunction with general market interest rates, as the Federal Reserve Bank increased short term interest rate targets by 0.50% since December, 2016. The Company’s net interest margin was 3.22% for the six months ended June 30, 2017 as compared to 3.36% for the six months ended June 30, 2016 as the result of lower loan yields and higher deposit interest rates.

A provision for loan losses of $1,164,000 was recognized for the six months ended June 30, 2017 as compared to $206,000 for the six months ended June 30, 2016. An increase in the specific reserve for one commercial credit and growth in the loan portfolio were the primary factors for the higher provision for loan losses for the six months ended June 30, 2017. Net loan charge offs totaled $482,000 for the six months ended June 30, 2017 compared to net loan charge offs of $59,000 for the six months ended June 30, 2016. The increase in the specific reserve and the majority of the charge-off amount related to commercial operating loans with construction contractors. While the current provision for loan losses are not related to agricultural loans, Company management is seeing weakness in the Iowa agricultural economy as a result of the current low grain prices; however, crop growing conditions for the Company’s market areas have been generally favorable as of the end of the current quarter.

Noninterest income for the six months ended June 30, 2017 totaled $4,106,000 as compared to $4,025,000 for the same period in 2016, an increase of 2%. The increase in noninterest income is primarily due to higher level of security gains and the collection of $73,000 on a court judgement previously deemed uncollectable by First Bank prior to the Company’s acquisition in 2014. Tempering these increases in noninterest income was lower wealth management income attributable to lower one time estate fees partially offset by an increase in wealth management income from a higher level of assets under management in 2017 compared to one year ago.

Noninterest expense for the six months ended June 30, 2017 totaled $12,876,000 compared to $12,555,000 recorded in 2016, an increase of 2.6%, which was primarily due to normal salary and benefit increases, data processing costs and higher other operating expenses. The efficiency ratio was 53.53% for the six months ended June 30, 2017 as compared to 52.64% in 2016.

Balance Sheet Review:

As of June 30, 2017, total assets were $1,369,626,000, a $40.8 million increase in assets compared to June 30, 2016. The increase in assets was due primarily to an increase in the loan portfolio, which was funded by an increase in deposits and to a lesser extent a decrease in securities.

Securities available-for-sale as of June 30, 2017 declined to $518,914,000 from $528,801,000 as of June 30, 2016. The decrease in securities available-for-sale is primarily due to maturities of municipal investments and lower unrealized gain in the investment portfolio as higher market interest rates caused a decline in the fair value of the investment portfolio.

Net loans as of June 30, 2017 increased 8%, to $768,208,000, as compared to $712,941,000 as of June 30, 2016. Loan demand remained favorable in 2017, as most markets provided good additional lending opportunities, in particular the Ames and Des Moines metro markets. Impaired loans were $5,170,000, $5,077,000 and $2,469,000 as of June 30, 2017, December 31, 2016 and June 30, 2016, respectively. The allowance for loan losses on June 30, 2017 totaled $11,189,000, or 1.44% of gross loans, compared to $10,135,000 or 1.40% of gross loans as of June 30, 2016. The provisions for loan losses in 2017 was necessary due to increases in the specific reserves and growth in the loan portfolio.

Deposits totaled $1,126,771,000 on June 30, 2017, compared to $1,065,364,000 recorded at June 30, 2016. The increase in deposits is primarily due to increases in retail and public demand deposit balances and retail money market balances, offset in part by a decrease in time deposits.

The largest source of funding for the Company besides deposits is securities sold under agreements to repurchase which totaled $38,683,000 as of June 30, 2017 as compared to $41,946,000 recorded as of June 30, 2016.

The Company’s stockholders’ equity represented 12.5% of total assets as of June 30, 2017 with all of the Company’s five affiliate banks considered well-capitalized as defined by federal capital regulations. Total stockholders’ equity was $171,643,000 as of June 30, 2017, compared to $170,087,000 as of June 30, 2016. The increase in stockholders’ equity was the result of the retention of net income in excess of dividends, offset in part by the after tax impact of depreciation in the fair value of securities available for sale.

Shareholder Information:

Return on average assets was 1.01% for the quarter ended June 30, 2017, compared to 1.23% for the same period in 2016. Return on average equity was 8.17% for the quarter ended June 30, 2017, compared to the 9.82% in 2016.

Return on average assets was 1.03% for the six months ended June 30, 2017, compared to 1.19% for the same period in 2016. Return on average equity was 8.41% for the six months ended June 30, 2017, compared to the 9.55% in 2016.

The Company’s stock, which is listed on the NASDAQ Capital Market under the symbol ATLO, closed at $30.60 on June 30, 2017. During the second quarter of 2017, the price ranged from $29.45 to $32.00.

On May 10, 2017, the Company declared a quarterly cash dividend on common stock, payable on August 15, 2017 to stockholders of record as of August 1, 2017, equal to $0.22 per share.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Reliance State Bank, Story City; and United Bank & Trust, Marshalltown.

The Private Securities Litigation Reform Act of 1995 provides the Company with the opportunity to make cautionary statements regarding forward-looking statements contained in this News Release, including forward-looking statements concerning the Company’s future financial performance and asset quality.  Any forward-looking statement contained in this News Release is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, asset quality, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:  economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K.  Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should”, “forecasting” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

June 30, 2017 and 2016

(unaudited)

ASSETS	2017	2016
Cash and due from banks	$19,573,969	$20,299,644
Interest bearing deposits in financial institutions	28,126,299	31,235,295
Securities available-for-sale	518,914,246	528,801,262
Loans receivable, net	768,208,213	712,940,747
Loans held for sale	543,683	1,645,090
Bank premises and equipment, net	15,845,997	16,590,627
Accrued income receivable	7,413,393	7,384,529
Other real estate owned	425,359	1,053,923
Deferred income taxes	1,713,812	-
Other intangible assets, net	1,212,470	1,122,017
Goodwill	6,732,216	6,732,216
Other assets	915,960	1,041,651

Total assets	$1,369,625,617	$1,328,847,001

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Demand, noninterest bearing	$202,864,782	$192,096,304
NOW accounts	332,846,478	298,819,035
Savings and money market	393,254,840	365,932,378
Time, $250,000 and over	37,291,573	35,089,704
Other time	160,513,103	173,427,209
Total deposits	1,126,770,776	1,065,364,630

Securities sold under agreements to repurchase	38,683,268	41,945,656
Federal funds purchased	-	959,000
Federal Home Loan Bank (FHLB) advances and other borrowings	26,500,000	42,800,000
Deferred income taxes	-	1,498,380
Dividends payable	2,048,401	1,955,292
Accrued expenses and other liabilities	3,979,793	4,236,546
Total liabilities	1,197,982,238	1,158,759,504

STOCKHOLDERS' EQUITY
Common stock, $2 par value, authorized 18,000,000 shares; issued and outstanding 9,310,913 shares as of June 30, 2017 and 2016	18,621,826	18,621,826
Additional paid-in capital	20,878,728	20,878,728
Retained earnings	129,167,032	122,263,655
Accumulated other comprehensive income	2,975,793	8,323,288
Total stockholders' equity	171,643,379	170,087,497

Total liabilities and stockholders' equity	$1,369,625,617	$1,328,847,001

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Interest income:
Loans	$8,499,729	$8,030,602	$16,615,414	$15,888,572
Securities
Taxable	1,566,707	1,471,926	3,079,626	2,967,236
Tax-exempt	1,290,808	1,388,791	2,608,870	2,788,822
Interest bearing deposits and federal funds sold	113,353	114,353	250,526	210,056

Total interest income	11,470,597	11,005,672	22,554,436	21,854,686

Interest expense:
Deposits	1,113,389	755,377	2,034,819	1,505,498
Other borrowed funds	291,343	258,339	570,744	521,709

Total interest expense	1,404,732	1,013,716	2,605,563	2,027,207

Net interest income	10,065,865	9,991,956	19,948,873	19,827,479

Provision for loan losses	766,769	14,070	1,164,343	206,084

Net interest income after provision for loan losses	9,299,096	9,977,886	18,784,530	19,621,395

Noninterest income:
Wealth Management Income	734,375	738,213	1,433,307	1,525,321
Service fees	365,753	404,614	724,885	801,705
Securities gains, net	95,644	29,500	460,679	231,193
Gain on sale of loans held for sale	226,530	257,254	364,542	434,011
Merchant and card fees	353,479	356,817	668,515	700,890
Other noninterest income	249,367	139,235	453,838	331,985

Total noninterest income	2,025,148	1,925,633	4,105,766	4,025,105

Noninterest expense:
Salaries and employee benefits	3,986,327	3,854,417	8,031,971	7,906,201
Data processing	850,133	780,732	1,673,912	1,541,864
Occupancy expenses, net	475,556	407,989	1,019,586	1,011,426
FDIC insurance assessments	111,140	161,531	214,971	325,519
Professional fees	313,528	325,085	611,673	593,001
Business development	222,720	220,956	460,461	456,116
Other real estate owned (income) expense, net	(3,330)	23,225	804	3,609
Intangible asset amortization	92,174	91,466	190,976	186,714
Other operating expenses, net	351,166	255,286	671,784	530,961

Total noninterest expense	6,399,414	6,120,687	12,876,138	12,555,411

Income before income taxes	4,924,830	5,782,832	10,014,158	11,091,089

Income tax expense	1,452,500	1,683,451	2,931,700	3,184,617

Net income	$3,472,330	$4,099,381	$7,082,458	$7,906,472

Basic and diluted earnings per share	$0.37	$0.44	$0.76	$0.85

Declared dividends per share	$0.22	$0.21	$0.44	$0.42